UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2009

Santa Monica Media Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33370	59-3810312
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12121 Wilshire Boulevard, Suite 1001
Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

(310) 515-3222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1. 01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January15, 2009, Santa Monica Media Corporation (the “Company”) issued an unsecured promissory note to Santa Monica Capital Partners II, LLC (“SMCP”), for up to $500,000 at a simple rate of interest equal to 10% per annum (the “SMCP Note”).  All amounts advanced under the SMCP Note are at the sole discretion of SMCP and are due upon the earlier to occur of (i) the closing by the Company of a business combination, as such term is described in the Company’s prospectus dated March 27, 2007 as filed with the Securities and Exchange Commission and (ii) the liquidation of the Company’s assets.  In the event the Company dissolves and liquidates pursuant to its Certificate of Incorporation, except as set forth in the SMCP Note, SMCP’s sole recourse will be against the Company’s assets not held in the Company’s trust account.

SMCP is an entity owned by David Marshall, the Company’s chairman of the Board and Chief Executive Officer, Kurt Brendlinger, the Company’s Chief Financial Officer and a director, and Eric Pulier, the Company’s Secretary and a director.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGMENT OF A REGISTRANT.

The discussion in Item 1.01 is incorporated herein by this reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATOR ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 15, 2009, Scott Sassa resigned as a director of the Company, a member of the Company’s Nominating Committee and a member of the Company’s Compensation Committee.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

4.1	Promissory Note dated as of January 15, 2009 by Santa Monica Media Corporation in favor of Santa Monica Capital Partners II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Monica Media Corporation

Date: January 20, 2009	By:	/s/ David M. Marshall
	Name:	David M. Marshall
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Title

4.1	Promissory Note dated as of January 15, 2009 by Santa Monica Media Corporation in favor of Santa Monica Capital Partners II, LLC.